SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	11-2418067
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

388 Greenwich Street New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-119615

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Titans 50 IndexSM Due 2010	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 10 through 16 of the Registrant’s Prospectus dated November 1, 2004 (Registration No. 333-119615), as supplemented by the information under the headings “Summary Information — Q&A”, “Risk Factors Relating to the Notes” and “Description of the Notes” on pages S-3 through S-6, S-8 through S-11 and S-12 through S-20, respectively, of the Registrant’s related preliminary Prospectus Supplement, Subject to Completion, dated March 17, 2005, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Notes contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2. Exhibits.

99 (A). Prospectus dated November 1, 2004, incorporated by reference to the Registrant’s filing under Rule 424(b)(5) dated November 1, 2004.

99 (B). Preliminary Prospectus Supplement describing the Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Titans 50 IndexSM Due 2010, Subject to Completion, dated March 17, 2005, incorporated by reference to the Registrant’s filing under Rule 424(b)(2) dated March 18, 2005.

99 (C). Form of Note.

99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant’s Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Global Markets Holdings Inc.
(Registrant)

Date: April 21, 2005	By:	/s/ Scott Freidenrich
	Name:	Scott Freidenrich
	Title:	Executive Vice President and Treasurer

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INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Prospectus dated November 1, 2004, incorporated by reference to the Registrant’s filing under Rule 424(b)(5) dated November 1, 2004.

99 (B).	Preliminary Prospectus Supplement describing the Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Titans 50 IndexSM Due 2010, Subject to Completion, dated March 17, 2005, incorporated by reference to the Registrant’s filing under Rule 424(b)(2) dated March 18, 2005.

99 (C).	Form of Note.

99 (D).	Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant’s Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

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